SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement") is made as of July 26, 1996 and effective as of July 31, 1996, between TRICO ENVIROMETRICS, INC., a South Carolina corporation (the "Debtor'), and ENVIROMETRICS, INC, a Delaware corporation (the "Secured Party").

     A. The Debtor is currently indebted to the Secured Party in an approximate aggregate amount of Six Hundred Thousand Dollars ($600,000.00US), which indebtedness is, subject to increase (as such may change from time to time), the amount transaction documents, and is now evidenced by a certain Promissory Note of even date, herewith in favor of the Secured Party (the "Note").

     B. Concurrent herewith, Andrew C. Gillette ("Gillette") is purchasing from the Secured Party pursuant to a certain Stock Purchase Agreement, of even date, all of the outstanding shares of common stock of the Debtor for a purchase price of 45,000 shares of Envirometrics, Inc. common stock. The Secured Party has agreed to sell such stock for such price to Gillette subject to, among other conditions, the Debtor executing and delivering this Agreement to the Secured Party.

     C. To induce the Secured Party to sell to Gillette all of the outstanding shares of common stock of the Debtor for such purchase price, the Debtor wishes to grant to the Secured Party a security interest in substantially all of the assets of the Debtor to secure (i) payment of all of the Indebtedness, and (ii) performance of all of the respective covenants, obligations and agreements of each of the Debtor and Gillette, as set forth in the documents evidencing, securing the repayment of, executed in connection with, or otherwise related to the Indebtedness or sale of stock to Gillette, including, without limitation, the Stock Purchase Agreement, the Note, the Pledge Agreement, this Agreement, the Unconditional Guaranty Agreement and the Accounting Services Agreement, all of even date (collectively, as hereafter amended, modified, extended or renewed from time to time, the "Transaction Documents"), all according to the terms and conditions hereinafter set forth,

     D. The purpose of this security agreement is to secure all amounts due from debtor to secure the promissory note which represents all such sums being owed to creditor.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the representations, warranties and covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to the Secured Party to sell all of the issued and outstanding common stock of the Debtor to Gillette, the parties hereby covenant and agree as follows:


     1. Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure (i) payment of all the Indebtedness and (ii) performance of the respective covenants, obligations and agreements of each of the Debtor and Gillette, as set forth in the Transaction Documents, or any of them (collectively, the "Obligations"), a security interest in the property described in Section 2 of this Agreement (the "Collateral").

     2. Collateral. The collateral subject to this Agreement is all of the Debtor's inventory, chattel paper, accounts, accounts receivable, contract fights, equipment and general intangibles and all other assets, whether real or personal, and the proceeds thereof, (all such terms as defined in the Uniform Commercial Code of South Carolina).

     3. Obligations Secured The security interests herein granted are to secure the Obligations, ratably and without priority of one over another. The term "Obligations" shall include all Obligations, whether matured or un-matured, or absolute or contingent, and whether they are from time to time reduced, thereafter increased, or entirely extinguished and thereafter reincurred. The term "Obligations" shall further include, with limitation, all liability of the Debtor to the Secured Party (specifically the mortgage repayment and the interest in the lease in, the Faber Place facility), whether now or hereafter incurred; whether direct, indirect, or contingent; whether otherwise guaranteed or secured; and whether on open account, evidenced by an instrument or otherwise.

     4. Subordination of Security Interest. The Secured Party agrees that, upon written request of the Debtor, it will subordinate by agreement reasonably satisfactory to its counsel the lien of the security interest granted by this Agreement to the lien of a security interest in all or part of the Collateral in favor of a bank providing an operating line of credit to Debtor in an aggregate amount not to exceed Three Hundred Fifty Thousand Dollars ($350,000.00 US) without the written permission of the Note holder, which is also the Secured Party. Such subordination shall in no way affect the priority of the security interest granted hereunder as to any other security interest in the collateral granted by the Debtor to the bank or any other person or entity. The Secured Party's reasonable out-of-pocket expenses incurred in connection with such subordination shall be paid by Debtor from the proceeds of the line of credit.

     5. Covenants.

     5.1. Use of Collateral. The Debtor warrants and covenants that the Collateral will be used exclusively for business purposes.

     5.2. Debtor's Name. The Debtor warrants that the only name by which the Debtor is known or does business is shown in the caption hereof. The Debtor shall notify the Secured Party immediately upon any change in the Debtor's natural, corporate or other name.

     5.3. Care of Collateral. The Debtor warrants and covenants that it will (a) maintain the collateral at the locations set forth on Schedule 1 attached hereto and in good and salable condition, repair or replace it, if necessary, deal with the Collateral in all such ways as are considered good practice by owners of like property, and allow the Secured Party to inspect the Collateral at any reasonable time; (b) pay when due all taxes and assessments now or hereafter imposed upon the Collateral, (c) cause the Collateral to be insured against casualties in reasonable amounts; and (d) take all necessary steps to preserve the liability of account debtors, obligors, and secondary parties whose obligations are part of the Collateral.

     5.4 Release of Collateral. The Secured Party warrants and covenants to execute promptly such Termination Statements, and to take such other actions at Debtor's expenses are reasonably requested by the Debtor to facilitate the release of the Collateral upon the full and complete payment and performance of all of the Obligations.

     5.5 Financial Information The Debtor agrees to provide quarterly financial statements to the Secured Party within 30 days of the quarter close and to provide annual financial statements to the Secured Party within 60 days of the fiscal year end. In addition, the Debtor must provide annual audited financial statements prepared in accordance with generally accepted accounted principles if the Secured Party does not waive such requirement, but in any event must engage a Certified Public Accountant to perform, at a minimum, agreed upon procedures to selected accounts of the Debtor, including billed and unbilled trade receivables, service revenues, and debt as of the fiscal year end. Debtor agrees to pay all such fees related to the auditing or accounting services described above.

     5.6 Miscellaneous Covenants.

     a. The Debtor agrees to pay all fees for the filing of statement(s) and to take such other actions as might be necessary for the perfection, continuation and/or termination of the security interests hereby granted to the Secured Party, including the execution and filing of UCC financing statements, and renewals thereof.

     b. The parties hereto agree that this Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or un-enforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

     6. Rights of the Secured Party. Subject to the fights of prior lien holders, the Secured Party may upon default under this Agreement or any of the
Obligations: (i) require the Debtor to give possession or control of the Collateral to the Secured Parties: (ii) take control of proceeds and use cash proceeds to reduce any part of the Note; ('iii) take any action required of the Debtor or otherwise necessary to obtain, preserve, and enforce the security interest granted herein, and maintain and preserve the Collateral, without notice to the Debtor, and add costs of the same to the Note, but the Secured Party is under no duty to take such action; (iv) take control of funds generated by the Collateral and to use the same to reduce any part of the Note; (v) waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; (vi) revoke any permission or waiver previously granted to the Debtor; and (vii) proceed to enforce any other rights against the Collateral which may be available pursuant to this Agreement, the Transaction Documents, and applicable law,

     7. Default.

     7.1 Events of Default. Any of the following shall be an Event of Default under this Agreement: (i) failure of the Debtor to pay the Note in accordance with its terms, or the occurrence of any other default under the Note, or failure of the Debtor to perform any act or duty required of it under the Transaction Documents; (ii) material falsity of any warranty or representation in this Agreement when made; (iii) substantial loss, theft, destruction, sale, reduction in value, damage to, or change in the Collateral; and (iv) levy on, seizure, or attachment of the Collateral.

     7.2. Occurrence of Event of Default. When an Event of Default occurs, all of the Note shall become immediately due and payable at the Secured Party's option without notice to the Debtor, and the Secured Party may proceed to enforce payment of the same and exercise any and all of the fights or remedies available to a Secured Party under the Uniform Commercial Code of South Carolina, as well as any other rights or remedies available to the secured party under law or transaction documents.. When the Debtor is in default, the Debtor, upon demand by the Secured Party, shall assemble the Collateral and make it available to the Secured Party at a place reasonable convenient to both parties. If the Secured Party disposed of the Collateral following default, the proceeds of such disposition available to satisfy the indebtedness shall be applied to the Note in such manner as the Secured Party in its sole discretion deems best. The Debtor is entitled to any surplus.

     7.3. Application of Proceeds. If the Secured Party sells the collateral or any part thereof, the proceeds shall be applied by the Secured Party in the following order:

     (a) First to the payment of the reasonable costs and expenses of care, safekeeping, collection and sale incurred by the Creditor, including without limitation, reasonable attorneys' fees and all other reasonable expenses, liabilities and costs incurred by the Creditor in connection therewith;

     (b) Next to the payment of all amounts then owing and unpaid, whether principal, interest or otherwise, pursuant to the obligations, in such order as the Creditor may elect; and

     (c) Finally to the payment to the Debtor or as required by applicable law of any surplus then remaining from such proceeds.

     8. Miscellaneous. The rights and privileges of the Secured Party shall inure to its successors and assigns. All representations, warranties and agreements of the Debtor shall bind the Debtor's successors and assigns. Definitions in the Uniform Commercial Code of South Carolina apply to words and phrases in this agreement, If Code Definitions conflict, Title 8.9 definitions apply. The debtor waives presentment, demand, notice or dishonor, protest, and extension of time without notice as to any instruments and chattel paper in the Collateral. Notice to the Debtor's address at 1085 Stonehenge, Hanahan, SC 29406, or to the Debtor's most recent change of address on file with Secured Party, at least ten (10) days prior to the related action (or, if the Uniform Commercial Code of South Carolina specifies a longer period, such longer period prior to the related action), shall be deemed reasonable. Photographic or other reproduction of this Agreement, or any financing statements signed by the Debtor is sufficient as a financing statement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

TRICO ENVIROMETRICS
By:
Andrew C. Gillette, Vice President

ENVIROMETRICS, INC.
By:
Richard D. Bennett
President and CEO
By:
Elsie L, Rose, CPA Treasurer

List of Schedules:

Schedule 1 - Collateral Locations